                                                                      Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-73197, 33-57103, 33-57105, 33-70660, 33-25947, 33-6359, and
2-83144 on Forms S-8 dated March 2, 1999, December 28, 1994, December 28, 1994, October 21, 1993, December 7, 1988, June 29, 1986 and April 8, 1983,
respectively, of Hunt Corporation and its subsidiaries of our report dated January 30, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers

Philadelphia, PA 19103
March 1, 2001